FOR IMMEDIATE RELEASE

Corporate Update, New Direction

December 18, 2017---CAT9 Group Inc., a fully-reporting company announced that it has made important milestones in its new business plan as a company engaged in the plantation and manufacturing of acer truncatum oil. The company operates through its wholly-owned China subsidiary, Chongqinq CAT 9 Industrial Co., Ltd in Chongqing, China. The company originally began its operations as a food and farm equipment reseller in China. It achieved total sales of 530,699 RMB in the past two years, (2015 and 2016) or $80,321 in USD sales (current exchange rates).

The Company’s President, CEO and Chairman, Wenfa “Simon” Sun commented, “We dedicated our entire year’s efforts to develop our acer truncatum oil business and have executed towards that goal. Our road map has taken us from a reseller of acer truncatum oil products to having our own land leased plantations and CAT9 branded acer truncatum oil and capsule product offerings.” “We believe that we have made significant progress in this area, placed existing resources and personnel towards our efforts in acer truncatum and accordingly, decided early in the year to temporarily suspend our existing food and farm equipment reseller business until we can reevaluate it further.” Mr. Sun further stated that the Company intends to develop additional acer truncatum products and extend its reach with plans for more plantation leases to increase production.

About CAT9 Group Inc.

CAT9 Group Inc. (www.cat9.cc) is a fully-reporting, Delaware corporation operating through its wholly-owned subsidiary in mainland China, Chongqing CAT9 Industrial Co., Ltd which is engaged in the plantation, and manufacture of acer truncatum oil and derivative products such as capsules. The Company was also engaged in the sale and distribution of food and farm equipment products but has recently shifted its focus toward acer truncatum oil products. Acer Truncatum seed or bunge is known to carry high amounts of nervonic acid which is a nutritional extract found in plant sources such as sesame seed, macadamia nuts and in animal sources such as salmon and is beneficial to brain health, among other claimed benefits. The uses for acer truncatum oil which contain nervonic acid are direct consumption via capsules or from its use as cooking oil. The Company believes the claimed health benefits along with the market in which it serves are favorable factors to its overall road map.

Information Regarding Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of CAT9 Group Inc and its subsidiaries. and its directors or its officers with respect to, among other things: (i) expected income; (ii) earnings per share; (iii) revenues; (iv) margins; (v) financing plans; (vi) trends affecting its financial condition or results of operations; (vii) growth strategy and operating strategy. The words "may," “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target” "estimate," "can," and "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond CAT9 Group Inc and its subsidiaries ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. More information about the potential factors that could affect the business and financial results is and will be included in CAT9 Group’s filings with the Securities and Exchange Commission.

For additional information:

 Wenfa “Simon” Sun President, CEO, and Chairman

Meihong “Sanya” Qian, Chief Financial Officer, Secretary

011 86 023 6293 2061